PIF (Putnam Investment Funds) Government Money Market Fund Period ending 3/31/17

1.	Amendment to Amended and Restated Bylaws dated as of April 22,
2016  Incorporated by reference to Post Effective Amendment No.
167 to the Registrants Registration Statement filed on June 27,
2016.


2.	Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule
A amended as of October 27, 2016 Incorporated by reference to Post Effective Amendment No. 171 to the Registrants Registration
Statement filed on November 23, 2016.